                                   EXHIBIT A
                                 (Face of Note)

                 A.   Floating Rate Notes due October 23, 2000

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY SECTION 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF HUGHES ELECTRONICS CORPORATION THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL

                                     A-1-1

BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (3) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH OF CASES (1) THROUGH (4), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                                     A-1-2

                   Floating Rates Notes due October 23, 2000

                                                       CUSIP  _____________

No.__                                                              $___________

                        HUGHES ELECTRONICS CORPORATION

promises to pay to Cede & Co. or registered assigns, the principal sum of _________________ Dollars ($______________) on October 23, 2000.

Interest Payment Dates: January 23, 2000, April 23, 2000, July 23, 2000 and October 23, 2000

Record Dates:   January 8, 2000, April 8, 2000, July 8, 2000 and October 8, 2000

                                                  HUGHES ELECTRONICS CORPORATION

                                                  By:___________________________
                                                     Name:
                                                     Title:

Dated:  October __, 1999

This is one of the Global
Notes referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee

By:______________________________

     Authorized Signatory

================================================================================

                                     A-1-3

                                (Back of Note)

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. Hughes Electronics Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate set forth in the following paragraph from October 22, 1999 until maturity. The Company shall pay interest quarterly in arrears on January 23, 2000, April 23, 2000, July 23, 2000 (each an "Interest Payment Date") and on the maturity date of each year, or if any such day is not a Business Day, on the next succeeding Business Day unless the Business Day is in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding Business Day. Interest on the Notes will be computed on the basis of a 360 day year and the actual number of days elapsed.

          Interest on the Notes will accrue from, and including October 22, 1999, to, but excluding the first interest payment date and then from, and including, the immediately preceding interest payment date to which interest has been paid or duly provided for to, but excluding, the next interest payment date or the maturity date, as the case may be; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 23, 2000.

          Except in the case of the initial interest period, the per annum interest rate on the Notes will be calculated by the Calculation Agent. The per annum interest rate for the initial interest period is 7.45063%. The Calculation Agent will determine the interest rate on each Interest Reset Date. The interest rate in effect on each day that is not an Interest Reset Date will be LIBOR as determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date plus the Applicable Spread (as defined below). The interest rate in effect on any day that is an Interest Reset Date will be LIBOR as determined as of the Interest Determination Date pertaining to that Interest Reset Date plus the Applicable Spread.

          The Notes will bear interest a rate per annum equal to LIBOR plus the Applicable Spread, as adjusted by the Calculation Agent from time to time. Initially, the Applicable Spread will be 125 basis points. The initial spread and the spread as adjusted are referred to as the "Applicable Spread." The Applicable Spread will be determined by the Calculation Agent as of the Interest Determination Date related to each Interest Reset Date. The Applicable Spread is subject to adjustment on each Interest Reset Date, as set forth in the chart below, based on the rating of the Notes (referred to as the "rating") assigned by the Rating Agencies. The Applicable Spread will be determined by the Calculation Agent as of the Interest Determination Date related to each Interest Reset Date. The Applicable Spread will be based on the rating of the Notes assigned by the Rating Agencies as publicly announced as of the close of business on such Interest Determination Date in accordance with the chart below. For purposes of this provision, a public announcement shall occur when a Rating Agency publishes the revised rating in published or electronically displayed news sources, including a weekly credit publication or

                                     A-1-4
rating press release, generally used by such Rating Agency for the purpose of announcing its ratings.

                                     A-1-5

----------------------------------------------------------------------------------------------------
          Rating Category                          Ratings                     Applicable Spread
          ---------------                          -------                     -----------------

----------------------------------------------------------------------------------------------------
                                          Moody's                S&P
                                          -------                ---

----------------------------------------------------------------------------------------------------
Investment Grade                       Baa3 or above         BBB- or above    plus 125 basis points
----------------------------------------------------------------------------------------------------
Non Investment Grade/Split Rated       Any time either one of, or both of,    plus 175 basis points
                                       the ratings assigned by the Rating
                                       Agencies does not fall within the
                                       Investment Grade category.
----------------------------------------------------------------------------------------------------

          As promptly as practicable after any change in the Applicable Spread, the Company shall send written notice to the Trustee in the manner provided in the Indenture stating:

               (a) that a change in the Applicable Spread on the Notes has occurred and the reason for such change in the Applicable Spread;

               (b) the Applicable Spread before giving effect to such change;
     and

               (c) the Applicable Spread after giving effect to such change.

          2. Method of Payment. The Company shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the fifteenth calendar day, whether or not a Business Day, immediately preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Notes shall be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent, Registrar and calculation agent. Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent, Registrar and Calculation Agent. The Company may change any Paying Agent, Registrar or Calculation Agent without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                                     A-1-6

          4. Indenture. The Company issued the Notes under an Indenture dated as of October 22, 1999 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

          5. Optional Redemption. The Company may, at its option, redeem the Notes, in whole or in part, on any Interest Payment Date upon not less than 15 nor more than 45 days' prior notice mailed to the Holders of the Notes to be redeemed. The redemption price shall be equal to the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, determined as described in the next sentence, that would be due after the related redemption date but for such redemption, discounted to the redemption date on a quarterly basis (on the basis of a 360-day year and the actual number of days elapsed) at LIBOR, as described in the next sentence, plus the Make-Whole Spread. For purposes of this calculation (i) the remaining scheduled payments of interest will be based upon LIBOR, as described below, plus the Applicable Spread which would have been in effect on the date of redemption and (ii) LIBOR will be LIBOR in effect on the second London Business Day preceding the redemption date, except that LIBOR will be representative of deposits in United States dollars equal to the number of months remaining to maturity as of the redemption date.

          6. Notice of Redemption. Notice of redemption shall be mailed at least 15 days but not more than 45 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          7. Repurchase. Upon the occurrence of a DTV Sale Event, each Holder of the Notes will have the right to require that the Company repurchase all, but not less than all, of such Holder's Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase in accordance with the provisions of Section 4.09 of the Indenture.

          8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $500,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding interest payment date.

                                     A-1-7

          9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented (a) to secure any Notes; (b) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 of the Indenture; (c) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; (d) to cure any ambiguity, defect or inconsistency; (e) to transfer, assign, mortgage or pledge any property to or with the Trustee; (f) to issue additional notes in any aggregate principal amount as contemplated by Section 2.01(e) of the Indenture all of which shall have the same terms, including interest and maturity date, as the Notes; and (g) to evidence the acceptance of appointment by a successor trustee.

          11. Defaults and Remedies. Events of Default include: (a) default for 30 days in the payment when due of interest, if any, on the Notes; (b) default in payment when due of the principal of or premium, if any, on the Notes; (c) failure by the Company to comply with any term, covenant or agreement contained in the Indenture, which failure remains uncured for 90 days after notice; (d) default by the Company or by any Restricted Subsidiary on principal of, or interest on, any Debt which default has resulted in acceleration of any portion of such Debt and the aggregate amount of such Debt accelerated is equal to or in excess of $75 million; and (e) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.
If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee semi-annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company

                                     A-1-8
or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          13. No Recourse Against Others. No director, officer, employee, incorporator or stockholder, of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          Hughes Electronics Corporation
          200 North Sepulveda Blvd.
          El Segundo, California  90245
          Attention: Chief Financial Officer

          17.  Governing Law.

          THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                                     A-1-9

                                Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________
________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:_____________

                                       Your Signature:__________________________
                                       (Sign exactly as your name appears on the face of this Note)

                                       Signature Guarantee: ____________________

                                    A-1-10

                      OPTIONS OF HOLDER TO ELECT PURCHASE

          If you want to elect to have all of this Note purchased by the Company pursuant to Section 4.09 of the Indenture, check the box:


                                        [_]

                                  Your Signature:_______________________________

     (Sign exactly as your name appears on the other side of the Security)

                                    A-1-11

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                      Principal Amount
                   Amount of          Amount of           of this
                  decrease in        increase in        Global Note       Signature of
                Principal Amount   Principal Amount    following such      authorized
     Date of        of this            of this          decrease (or      Signatory of
     Exchange     Global Note        Global Note         increase)      Trustee or Note
                                                                           Custodian
---------------------------------------------------------------------------------------------------

                                    A-1-12

                                   EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER

Hughes Electronics Corporation
200 North Sepulveda Blvd.
El Segundo, California  90245

The Bank of New York
New York, New York 10286

          Re: Floating Rate Notes due October 23, 2000 of Hughes Electronics Corporation

          Reference is hereby made to the Indenture, dated as of October 22, 1999 (the "Indenture"), between Hughes Electronic Corporation; as issuer (the
           ---------
"Company"), and The Bank of New York, as trustee.  Capitalized terms used but
 -------
not defined herein shall have the meanings given to them in the Indenture.

          ______________, (the "Transferor") owns and proposes to transfer the
                                ----------
Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"),
                                                                    --------
to  __________ (the "Transferee"), as further specified in Annex A hereto.  In
                     ----------
connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.   [_] Check if Transferee shall take delivery of a beneficial interest in the
         -----------------------------------------------------------------------
144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is
-----------------------------------------------------------
being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933 (the "Securities Act"), and, accordingly, the
                                    ---------- ---
Transferor hereby further certifies that the beneficial interest or Definitive
Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note or the Definitive Note and in the Indenture and the Securities Act.

2.   [_] Check if Transferee shall take delivery of a beneficial interest in the
         -----------------------------------------------------------------------
Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The
----------------------------------------------------------------------
Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          3. [_] Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                      or

          (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;

                                      or

          (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

          or

          (d) [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, if requested by the Trustee or the Company, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

          4.   [_]  Check and complete if Transferee shall take delivery of a
                    ---------------------------------------------------------
beneficial interest in a Definitive Note pursuant to any provision of the
-------------------------------------------------------------------------
Securities Act other than Rule 144A or Regulation S.  The Transfer is being
---------------------------------------------------
effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b) such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

          (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

          (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) if requested by the Company, or the Trustee, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

5.   [_]  Check if Transferee shall take delivery of a beneficial interest in an
          ----------------------------------------------------------------------
Unrestricted Global Note or of an Unrestricted Definitive Note.
---------------------------------------------------------------

          (a) [_] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) [_] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c) [_] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.




                                    _____________________________________
                                    [Insert Name of Transferor]



                                    By:__________________________________
                                       Name:
                                       Title:

Dated:_______,____

                      ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

          (a)   [_]  a beneficial interest in the:

          (i)   [_]  144A Global Note (CUSIP _________), or

          (ii)  [_]  Regulation S Global Note (CUSIP _________), or

          (iii) [_]  a Restricted Definitive Note.

          2.    After the Transfer the Transferee shall hold:

                                  [CHECK ONE]

          (a)   [_]   a beneficial interest in the:

                (i)   [_]  144A Global Note (CUSIP ________), or

                (ii)  [_]  Regulation S Global Note (CUSIP ________), or

                (iii) [_]  Unrestricted Global Note (CUSIP ________); or

          (b)   [_]   a Restricted Definitive Note; or

          (c)   [_]   an Unrestricted Definitive Note,

     in accordance with the terms of the Indenture.

                                   EXHIBIT C
                        FORM OF CERTIFICATE OF EXCHANGE


Hughes Electronic Corporation
200 North Sepulveda Blvd.
El Segundo, California  90245

The Bank of New York
New York, New York 10286

     Re:  Floating Rate Notes due October 23, 2000 of Hughes Electronic
          Corporation


                             (CUSIP______________)


          Reference is hereby made to the Indenture, dated as of October 22, 1999 (the "Indenture"), between Hughes Electronics Corporation., as issuer (the
           ---------
"Company"), and The Bank of New York, as trustee.  Capitalized terms used but
 -------
not defined herein shall have the meanings given to them in the Indenture.

          ____________, (the "Owner") owns and proposes to exchange the Note[s]
                              -----
or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with
                                                 --------
the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

          (a)  [_]  Check if Exchange is from beneficial interest in a
                    --------------------------------------------------
Restricted Global Note to beneficial interest in an Unrestricted Global Note. In
----------------------------------------------------------------------------
connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933 (the "Securities Act"), (iii) the restrictions on transfer contained
                  --------------
in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b)  [_]  Check if Exchange is from beneficial interest in a
                    --------------------------------------------------
Restricted Global Note to Unrestricted Definitive Note. In connection with the
------------------------------------------------------
Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c)  [_]  Check if Exchange is from Restricted Definitive Note to
                    -------------------------------------------------------
beneficial interest in an Unrestricted Global Note. In connection with the
--------------------------------------------------
Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d)  [_]  Check if Exchange is from Restricted Definitive Note to
                    -------------------------------------------------------
Unrestricted Definitive Note.  In connection with the Owner's Exchange of a
----------------------------
Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

          (a)  [_]  Check if Exchange is from beneficial interest in a
                    --------------------------------------------------
Restricted Global Note to Restricted Definitive Note. In connection with the
----------------------------------------------------
Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b)  [_]  Check if Exchange is from Restricted Definitive Note to
                    -------------------------------------------------------
beneficial interest in a Restricted Global Note. In connection with the Exchange
-----------------------------------------------
of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                   ___________________________________
                                         [Insert Name of Owner]


                                    By: _______________________________
                                   Name:
                                   Title:

Dated: ________________, ____

                                   EXHIBIT D

                           FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Hughes Electronics Corporation
200 North Sepulveda Blvd.
El Segundo, California  90245

The Bank of New York
New York, New York 10286

          Re:  Floating Rate Notes due October 23, 2000
               ----------------------------------------

          Reference is hereby made to the Indenture, dated as of October 22, 1999 (the "Indenture"), Hughes Electronics Corporation, as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a) [_] a beneficial interest in a Global Note, or

          (b) [_] a Definitive Note,

          we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, if requested by the Trustee or the Company, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                               ______________________________________________
                                    [Insert Name of Accredited Investor]

                               By:___________________________________________
                                Name:
                                Title:
Dated:________________

                                      D-2